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                                     [LETTERHEAD]

                                                               EXHIBIT 8.1
                                                               LEGAL OPINION


                                  November 27, 1998



Commonwealth Edison Company
Ten South Dearborn Street
37th Floor
Chicago, IL 60603

Ladies and Gentlemen:

          Reference is made to Amendment No. 2 to the Registration Statement on Form S-3 filed with the Securities and Exchange Commission by Commonwealth Edison Company (the "Company") on November 27, 1998, Registration Number 333-60907, and to the prospectus (the "Prospectus") and prospectus supplement (the "Prospectus Supplement") included in such Registration Statement relating to the issuance of up to $1,000,000 of Transitional Funding Trust Notes, Series 1998 (the "Notes").

          We are special counsel to the Company in connection with the issuance of the Notes. The statements in the Prospectus under the headings "Prospectus Summary -- Taxation of the Notes" and "Material United States Federal Tax Consequences," and in the Prospectus Supplement under the heading "Prospectus Supplement Summary -- Taxation of the Notes", to the extent they constitute discussion of matters of federal tax law or legal conclusions with respect thereto, have been prepared or reviewed by us and, in our opinion, are correct in all material respects. In rendering this opinion, we have relied without independent investigation on the description of the Notes set forth in the Prospectus and Prospectus Supplement. In rendering this opinion, we have assumed that the Notes will constitute indebtedness of


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Commonwealth Edison Company
November 27, 1998
Page 2



ComEd for federal income and estate tax purposes. We hereby consent to the reference to this Firm in the Prospectus and the Prospectus Supplement and to the filing of this opinion as an exhibit to the Registration Statement.

          We assume no obligation to update or supplement this letter, the Prospectus or the Prospectus Supplement to reflect any facts or circumstances that may hereafter come to our attention with respect to the opinion expressed above, including any changes in applicable law that may hereafter occur.

                                   Very truly yours,

                                   /s/  Sidley & Austin